EXHIBIT 99.6
CONSENT OF TED J. KLEISNER
     In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Amendment No. 3 to Form S-4 filed by FirstEnergy Corp. (“FirstEnergy”) with the Securities and Exchange Commission on July 14, 2010, and all supplements and amendments thereto (the “Registration Statement”), as a person about to become a director of FirstEnergy effective upon completion of the merger as described in the Registration Statement.

/s/ Ted J. Kleisner
Name:	Ted J. Kleisner
Date: July 14, 2010